Dated 6 July 2021
THE MINORITY SELLERS AXALTA COATING SYSTEMS UK HOLDING LIMITED and AXALTA COATING SYSTEMS LTD. MINORITY SALE AND PURCHASE AGREEMENT relating to U-POL HOLDINGS LIMITED

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Documents in the agreed form:

1.    Deed of Termination
2.    Stock transfer forms
3.    Indemnities for lost share certificates
4.    Voting powers of attorney

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THIS AGREEMENT is made as a deed on ____6 July____________ 2021
BETWEEN:
(1)    THE PERSONS whose names and addresses are set out in Schedule 1 (each a “Minority Seller” and together, the “Minority Sellers”);
(2)    AXALTA COATING SYSTEMS UK HOLDING LIMITED, a company incorporated in England with registered number 08330148 and whose registered office is at Unit 1 Quadrant Park, Mundells, Welwyn Garden City, Hertfordshire, AL7 1FS (the “Buyer”); and
(3)    AXALTA COATING SYSTEMS LTD., a company incorporated in Bermuda with registered number 46832 and whose principal executive office is at Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103 (the “Guarantor”).
RECITALS:
(A)    The Company is incorporated in England as a private limited company with registered number 07330142.
(B)    The Minority Sellers have agreed to sell to the Buyer and the Buyer has agreed to purchase the Shares for the Consideration and otherwise in the manner and on and subject to the terms of this Agreement.
(C)    In addition, as of Completion, the Buyer will acquire the Majority Shares pursuant to the terms of the Majority SPA.
(D)    The Guarantor is the ultimate parent company of the Buyer and has agreed to guarantee the obligations of the Buyer under this Agreement. The Guarantor is a party to this Agreement solely for the purposes set out in clauses 8 (Guarantor’s Warranties), 9 (Buyer Guarantee), 21 (Notices) and Part 3 of Schedule 4 (Guarantor’s Warranties).
OPERATIVE PROVISIONS:
1.    DEFINITIONS AND INTERPRETATION
1.1    In this Agreement, unless the context requires otherwise, the capitalised terms set out below have the following meanings:
“Accounts” means the audited consolidated financial statements of the Group for the accounting reference period ended on the Accounts Date, a copy of which is included at document 2.2.3 in the Data Room;
“Accounts Date” means 31 December 2020;
“Act” means the Companies Act 2006;
“Additional Consideration” means the aggregate amount equal to the daily rate of £8,066.23 multiplied by the number of days from (and including) the Locked Box Date up to (but excluding) the Completion Date;
“Additional Leakage” has the meaning given to it in clause 5.6;
“Affiliate” means an associated undertaking within the meaning of section 479 of the Act;
“Agreement” means this sale and purchase agreement, including the introduction and the Schedules, as amended or restated from time to time;

“Articles of Association” means the articles of association of the Company as in force at the date of this Agreement;
“Business” means, collectively, the businesses of the Company and of each of the Subsidiaries at the Completion Date;
“Business Day” means a day other than a Saturday, Sunday or public holiday in England;
“Buyer’s Group” means the Buyer and its Affiliates from time to time, including, after Completion, each Group Company;
“Buyer’s Solicitors” means Morrison & Foerster LLP of The Scalpel, 52 Lime Street, London EC3M 7AF;
“Buyer’s Warranties” means the statements set out in Part 4 of Schedule 4;
“Claim” means any claim made by or on behalf of the Buyer for a breach of any Transaction Document;
“Company” means U-POL Holdings Limited, a company incorporated in England with registered number 07330142 and whose registered office is at Christchurch House, The Embankment, Wellingborough, England, NN8 1LD;
“Completion” means completion of the sale and purchase of the Shares in accordance with the terms of clause 4;
“Completion Date” means the date of Completion;
“Confidentiality Agreement” means the confidentiality agreement between the Company and Axalta Coating Systems UK Holding Limited dated 25 February 2021;
“Confidential Information” means all technical, financial, commercial and other information of a confidential nature relating to the Business, including trade secrets, know-how, inventions, product information and information relating to current and/or prospective suppliers, distributors and customers;
“Connected Person” means:
(a)    in the case of a person which is a body corporate: (i) any subsidiary or holding company of that person and any subsidiary of any such holding company; or (ii) any trustee or nominee acting on its behalf in each case from time to time;
(b)    in the case of a person who is a natural person: (i) any spouse and/or lineal descendants by blood or adoption; (ii) any person or persons acting in its or their capacity as trustee or trustees of a trust of which such individual is the settlor; or (iii) any body corporate Controlled by that person, but provided always that for the purposes of this Agreement:
(c)    no member of the Group shall be, or shall be deemed to be, a Connected Person of any Minority Seller; and
(d)    no Minority Seller shall be deemed to be a Connected Person of any other Minority Seller as a result of them being holders of shares or other securities in the Company or any Group Company;
“Consideration” has the meaning given to it in clause 3.1;

“Control” means in relation to a body corporate, the power of a person to secure that the affairs of the body corporate are conducted in accordance with the wishes of that person:
(a)    by means of the holding of more than 50% of the issued shares, or the possession of more than 50% of the votes at any general meeting of that body corporate; or
(b)    by virtue of any powers (whether directly or indirectly and whether by ownership of share capital, the possession of voting power, contract or otherwise) to appoint and/or remove more than 50% of the members of the board of directors or other governing body of that entity or partnership;
“Data Room” means the online data room for Project Diamond hosted by Datasite, access to which has been made available to the Buyer;
“Deed of Termination” means a deed in the agreed form to be entered into on Completion in respect of the termination of the Existing Shareholders’ Agreement;
“Disclosed” means fairly disclosed with sufficient detail to allow a reasonable buyer to make an informed assessment of the nature and scope of the matter concerned;
“Disclosed Transaction Costs” means the Transaction Costs, which are notified to the Buyer by the Sellers’ Representative not less than five Business Days prior to the Completion Date;
“Encumbrance” means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, or other encumbrance or security interest having similar effect;
“Excess Amount” has the meaning given to it in clause 3.4;
“Exchange Rate” means, in relation to any currency to be converted into or from pounds sterling for the purposes of this Agreement, the spot rate of exchange (closing mid-point) for that currency into or, as the case may be, from pounds sterling, as published in the London edition of The Financial Times first published after the relevant date;
“Existing Shareholders’ Agreement” means the investment agreement in relation to the Company entered into between (1) the Investors, (2) the Managers, (3) the Other Shareholders, (4) the Company and (5) Midco (each as defined therein) dated 6 September 2010 (as amended, restated or adhered to from time to time);
“Group” means all of the Group Companies taken as a whole;
“Group Companies” means the Company and the Subsidiaries, and each a “Group Company”;
“Guarantor’s Warranties” means the statements set out in Part 5 of Schedule 4;
“Law” or “Laws” includes all applicable legislation, statutes, directives, regulations, judgments, decisions, decrees, orders, instruments, bye-laws, and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states, or between states and the European Union or other supranational bodies, rules of common law, customary law and equity and all civil or other codes and all other laws of, or having effect in, any jurisdiction from time to time and whether before or after the date of this Agreement;
“Leakage” means:

(a)    any dividend or distribution declared, made or paid by a Group Company to any of the Minority Sellers or their Connected Persons;
(b)    any payments made or assets transferred to any of the Minority Sellers or their Connected Persons by any Group Company;
(c)    any liabilities of any Minority Seller (or their Connected Persons) assumed or secured by any Group Company;
(d)    any payments made by any Group Company to or for the benefit of, any of the Minority Sellers or their Connected Persons in respect of any share or loan capital or other securities or options of any Group Company being issued, redeemed, purchased or repaid, or any other return of capital;
(e)    the waiver, release or discount by any Group Company of any amount, or obligation owed to it by, or any claim outstanding against, any of the Minority Sellers or their Connected Persons;
(f)    any management, monitoring or other shareholder or directors’ fees or payments of a similar nature paid, by or on behalf of any Group Company to or for the benefit of the Minority Sellers or their Connected Persons;
(g)    any Transaction Costs;
(h)    emoluments (including bonuses and pension contributions) or other fees and expenses paid to the Minority Sellers or any director, officer, employee or consultant of any Seller as a direct result of the execution of this Agreement or Completion;
(i)    any liabilities assumed, indemnified or incurred (including under any guarantee, indemnity or other security) by or on behalf of any Group Company for the benefit of any Minority Seller or any of its Connected Persons;
(j)    any Encumbrance created over any assets of a Group Company in favour of a Minority Seller or its Connected Persons;
(k)    any gift or other gratuitous payment made to a Minority Seller or any of its Connected Persons;
(l)    any legally binding agreement or arrangement made or entered into by any Group Company to do or give effect to any matter referred to in (a) to (k) above; or
(m)    any Tax arising in a Group Company as a result of any of the payments at (a) to (l) above, other than any Permitted Leakage and, in each case, net of (i) any amount in respect of VAT which is recoverable or creditable as input tax by a Group Company, and (ii) the value of any Relief that arises in connection with or in respect of any of the payments or matters in paragraphs (a) to (m) above;
“Leakage Claim” means a claim for a breach by any Minority Seller of the warranty or undertaking in clause 5.1;
“Loan Notes” means the loan notes issued pursuant to the Loan Note Instrument;
“Loan Note Instrument” means the loan note instrument constituting the issue of up to £4,049,693 unsecured B loan notes of U-POL Finco Limited dated 6 September 2010 (as amended and/or restated from time to time);

“Loan Note Redemption Amount” means the amount which is equal to the aggregate nominal value of the Loan Notes outstanding at Completion (which, for the avoidance of doubt, includes any PIK Notes) together with all interest accrued but unpaid on the Loan Notes up to and including the Completion Date;
“Locked Box Date” means the Accounts Date;
“Majority Sellers” means the shareholders in the Company other than the Sellers;
“Majority Shares” means the shares in the capital of the Company held by the Majority Sellers and to be sold to the Buyer pursuant to the Majority SPA;
“Majority SPA” means the share purchase agreement of the same date as this Agreement entered into between the Buyer and the Majority Sellers relating to the sale of the Majority Shares;
“Minority Pre-Completion Leakage Amount” means the amount notified to the Buyer prior to Completion by the Sellers’ Representative in writing as being the “Minority Pre-Completion Leakage Amount”;
“Minority Relevant Amount” means the amount notified to the Buyer prior to Completion by the Sellers’ Representative in writing as being the “Minority Relevant Amount” pursuant to the Majority SPA;
“Notice” has the meaning given to it in clause 21.1;
“Permitted Leakage” means any of the items listed in Schedule 6;
“PIK Notes” means any payment-in-kind notes issued pursuant to the Loan Note Instruments;
“Relevant Leakage” has the meaning given to it in clause 5.6;
“Relevant Portion” has the meaning given to it in clause 3.4;
“Relief” means any allowance, charge, credit, debit, deduction, exemption, expense, relief or set-off in computing income, profits or gains, or against Tax or any right to repayment of Tax and references to the “loss” of any Relief means the total or partial counteraction, disallowance, loss, non-availability or utilisation of a Relief, and “lose” and “lost” shall be construed accordingly;
“Sale Proceeds” means the amount of Consideration received by a Seller;
“Sellers’ Completion Documents” means the Transaction Documents to which the relevant Minority Seller is a party;
“Sellers’ Representative” means Graphite Capital Management LLP;
“Sellers’ Solicitors” means Goodwin Procter (UK) LLP of 100 Cheapside, London EC2V 6DY;
“Sellers’ Solicitors’ Account” means such account to be notified in writing by the Sellers’ Solicitors to the Buyer’s Solicitors not less than two Business Days prior to the Completion Date;
“Shares” means, collectively, 20,539 B ordinary shares of £0.05 each, 16,954 C1 ordinary shares of £0.10 each and 42,773 C2 ordinary shares of £0.10 each in the capital of the Company and held by the Minority Sellers in the proportions set out in Schedule 2;

“Subsidiaries” means the subsidiaries of the Company, and each a “Subsidiary”;
“Taxation” or “Tax” means any tax, and any duty, contribution, impost, withholding, levy or charge in the nature of tax imposed by a Taxation Authority, whether domestic or foreign, and any fine, penalty, surcharge or interest connected therewith, whether disputed or not;
“Taxation Authority” means HM Revenue & Customs, the US Internal Revenue Service and any other governmental, state, federal, provincial, local, governmental or municipal authority, body or official competent to impose any Taxation liability whether of the UK, the US or elsewhere in the world;
“Transaction” means the transactions contemplated by the Transaction Documents;
“Transaction Costs” means, without duplication, any payments for professional fees, costs and expenses (including disbursements relating thereto and VAT thereon) relating to the transactions contemplated by this Agreement which have been made or agreed to be made by any Group Company whether invoiced or not yet invoiced or due;
“Transaction Documents” means this Agreement, all of the agreed form documents and all other documents which, in each case, are entered into pursuant to this Agreement, and each a “Transaction Document”;
“UK” means the United Kingdom of Great Britain and Northern Ireland;
“VAT” means:
(a)    value added tax imposed pursuant to VATA and legislation and regulations similar or supplemental thereto;
(b)    any tax imposed in compliance with the European Council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(c)    any other tax of a similar nature, wherever imposed;
“VATA” means the Value Added Tax Act 1994;
“Warranties” means the statements set out in Schedule 4, each being a “Warranty”;
1.2    The headings of clauses and Schedules are included for ease of reference only and shall not affect the interpretation of this Agreement.
1.3    In this Agreement, unless expressly stated otherwise:
(a)    references to “parties”, “clauses” and “Schedules” are references, respectively, to the parties, clauses and Schedules of this Agreement;
(b)    the words “include” and “including” (or any similar term) shall not be construed as implying any limitation;
(c)    general words introduced by the word “other” (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;
(d)    the word “person” shall include any individual, firm, company, corporation, or other body corporate, government, state or agency of a state or any joint venture, association or partnership, works council or employee representative body (whether or not having separate legal personality);

(e)    words importing one gender shall be treated as importing any gender, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof;
(f)    the words “in writing” or “written” shall include any non-transitory form of visible reproduction of words;
(g)    a reference to a document “in the agreed form” means a document in a form agreed by or on behalf of each of the parties and:
(i)    signed by or on behalf of the parties to such document; or
(ii)    initialled by or on behalf of the parties; or
(iii)    confirmed in writing between the Sellers’ Solicitors and Buyer’s Solicitors as being “in the agreed form”, for the purposes of identification;
(h)    references to the time of day or date shall be construed as references to the time or date prevailing in London, England;
(i)    references to “£” shall be references to pounds sterling, being the lawful currency of the UK;
(j)    references in any Warranty to any monetary sum expressed in pounds sterling shall, where such sum is referable in whole or part to a particular jurisdiction, be deemed to be a reference to an equivalent amount in the local currency of that jurisdiction translated at the Exchange Rate on the date of this Agreement;
(k)    where it is necessary to determine whether a monetary limit or threshold set out in Schedule 5 has been reached or exceeded (as the case may be) and the value of the relevant Claim or any of the relevant Claims is expressed in a currency other than pounds sterling, the value of each such Claim shall be translated into pounds sterling by reference to the Exchange Rate on the date that written notification of the existence of such Claim is sent to the Warrantors from the Buyer in accordance with paragraph 2 of Schedule 5 or clause 5.3 or, if such day is not a Business Day, on the Business Day immediately preceding such day;
(l)    references to costs and/or expenses incurred by a person shall be read as including any VAT input tax incurred by such person in connection with those costs and/or expenses, but only to the extent that the VAT input tax is not recoverable by way of payment, repayment or credit from a Taxation Authority by such person or by any other member of any VAT group or fiscal unity of which such person is a member and would not be so recoverable on the making of any claim for recovery which it is proper to make;
(m)    where any Warranty is qualified or phrased by reference to “material” or “materiality”, such reference shall, unless specified to the contrary, be construed as a reference to materiality in the context of the Business taken as a whole;
(n)    a reference to a statute, statutory provision or subordinate legislation (“legislation”) is a reference to such legislation as in force at the date of this Agreement;
(o)    a reference to any document other than this Agreement is a reference to that other document as amended, varied, supplemented, superseded or novated (in each case, other than in breach of the provisions of this Agreement) from time to time; and

(p)    a reference to a “holding company” or a “subsidiary” means a holding company or subsidiary as defined in section 1159 of the Act, save that a company shall be treated for the purposes of the membership requirement contained in sections 1159(1)(b) and (c) as a member of another company even if its shares in that other company are registered in the name of (i) its nominee or (ii) another person (or its nominee) by way of security or in connection with the taking of security. A reference to an “undertaking” shall be construed in accordance with section 1161 of the Act and a reference to a “parent company” or a “subsidiary undertaking” means, respectively, a parent company or subsidiary undertaking as defined in section 1162 of the Act, save that an undertaking shall be treated for the purposes of the membership requirement in sections 1162(2)(b) and (d) and section 1162(3)(a) as a member of another undertaking even if its shares in that other undertaking are registered in the name of (i) its nominee or (ii) another person (or its nominee) by way of security or in connection with the taking of security.
1.4    References to any English legal term or legal concept (including any statute, regulation, by-law or other requirement of English law) shall in respect of any jurisdiction other than England be deemed to include that which most nearly corresponds in that jurisdiction to such English legal term or legal concept. This shall not affect any express terms relating to choice of law or jurisdiction.
2.    SALE AND PURCHASE OF SHARES
2.1    Subject to and on the terms of this Agreement, each Minority Seller shall sell (or procure to be sold) with full title guarantee, and the Buyer shall purchase, the full legal and beneficial title to the Shares set opposite that Minority Seller’s name in columns (2) to (4) (inclusive) of the table in Schedule 2 together with all rights attaching or accruing to them at Completion and free from all Encumbrances.
2.2    Neither the Minority Sellers nor the Buyer shall be obliged to complete the sale or purchase of any of the Shares unless all the Shares and the Majority Shares are sold and purchased simultaneously in accordance with this Agreement and the Majority SPA.
2.3    Each Minority Seller hereby irrevocably (i) waives any rights of pre-emption and other restrictions on transfer in respect of the Shares conferred on him by the Articles of Association, the Existing Shareholders’ Agreement or otherwise; and (ii) releases any claim he may have against the Buyer and the Group Companies under the Articles of Association or otherwise in respect of the allocation of the Consideration and the transfer of the Shares.
3.    CONSIDERATION
3.1    In consideration of the sale of the Shares in accordance with the terms of this Agreement, the Buyer shall pay to the Minority Sellers an aggregate consideration equal to the sum of £41,420,723.28 plus the Additional Consideration less (i) the Minority Pre-Completion Leakage Amount (as adjusted pursuant to clause 3.4); and (ii) the Minority Relevant Amount (the “Consideration”).
3.2    The Consideration shall be satisfied by the Buyer in cash at Completion in accordance with paragraph 1.1 of Part 2 of Schedule 3 and apportioned among the Minority Sellers as set out in the schedule provided to the Buyer by the Sellers’ Representative not less than five Business Days prior to Completion.
3.3    Any payment made under this Agreement, including any payment made by a Minority Seller to the Buyer in satisfaction of a liability arising under this Agreement shall be deemed to be, to the extent legally possible, an adjustment of the Consideration.
3.4    To the extent that any Leakage notified to the Buyer as part of the Minority Pre-Completion Leakage Amount is attributable to a particular Minority Seller (rather than all Minority Sellers and Majority Sellers), the Minority Sellers agree that the portion of the Consideration that would otherwise have been apportioned to such Minority Seller (the “Relevant Portion”) shall be reduced by the amount of such Leakage, save that if the amount of such Leakage is more than the Relevant Portion, then (a) the Minority Seller’s Relevant Portion shall be reduced to £0, (b) such Minority Seller shall pay the amount of such Leakage in excess of the Relevant Portion (the “Excess Amount”) to the Buyer in accordance with clause 5.2, and (c) the Minority Pre-Completion Leakage Amount for the purposes of clause 3.1 shall be reduced by such Excess Amount.
4.    COMPLETION
4.1    Completion is conditional upon completion taking place under the terms of the Majority SPA.
4.2    Completion shall take place at the offices of the Sellers’ Solicitors (or such other place as the parties may agree, including remotely) on the same date and time as, and simultaneously with, completion taking place under the terms of the Majority SPA.
4.3    On Completion, the Minority Sellers and the Buyer shall perform, or procure the performance of, their respective obligations in accordance with and as set out in Schedule 3, provided that if any Minority Seller is in default of his obligations under Part 1 of Schedule 3, the Buyer shall have a right of action only against that Minority Seller (and no other Minority Seller) for such default.
4.4    Each of the Minority Sellers hereby confirms that the Sellers’ Solicitors are irrevocably authorised by the Minority Sellers to receive payment of the Consideration (and any other payments due to the Minority Sellers under this Agreement) on the Minority Sellers’ behalf, and receipt of the Consideration by the Sellers’ Solicitors shall be good and valid discharge of the Buyer’s obligation to pay the Consideration pursuant to clauses 3.1 and 3.2 and the Buyer shall not be concerned to see the application of the monies so paid. For the avoidance of doubt, the Buyer shall not be concerned with, or have any liability whatsoever with respect to, any failure by the Sellers’ Solicitor or any other person to apportion the Consideration among the Minority Sellers in accordance with this Agreement.
4.5    If the Majority SPA is terminated by the parties thereto, then this Agreement shall automatically terminate with immediate effect (other than this clause 4.5 and clauses 1 (Definitions and Interpretation), 9.7 (Announcements and Confidentiality), 13 (Costs and Expenses), 24 (Governing Language) and 25 (Governing Law and Jurisdiction) which shall remain in full force and effect) and no party to this Agreement shall have any liability to any other party under this Agreement or in respect of the subject matter of this Agreement save in respect of any liabilities which have accrued up to the date of termination or in relation to the clauses of this Agreement which remain in force.
5.    LOCKED BOX
5.1    Each Minority Seller in respect of itself and its Connected Persons:
(a)    severally warrants only to the Buyer that, during the period from (but excluding) the Locked Box Date up to and including the date of this Agreement, neither it nor any of its Connected Persons has received or benefitted (directly or indirectly) from any Leakage, other than Permitted Leakage; and
(b)    severally undertakes only to the Buyer that, during the period from (but excluding) the date of this Agreement up to and including the Completion Date, neither it nor any of its Connected Persons shall receive or benefit (directly or indirectly) from any Leakage, other than Permitted Leakage.
5.2    In the event of any breach of warranty or undertaking in clause 5.1 (but always subject to clause 5.3):

(a)    each Minority Seller shall pay to the Buyer on demand (on a pound for pound basis) an amount equal to the cash or cash equivalent value of the benefit received (directly or indirectly), or deemed to have been received pursuant to clause 5.6, by such Minority Seller or its Connected Persons as a result of such Leakage, less any Minority Pre-Completion Leakage Amount in respect of such Leakage that is deducted from such Minority Seller’s Relevant Portion in accordance with clause 3.4; save that,
(b)    where limb (g) of Leakage applies, or limbs (l) and (m) to the extent they apply solely in respect of limb (g), each Minority Seller shall pay to the Buyer on demand (on a pound for pound basis) an amount equal to such proportion of the aggregate amount of any such Leakage (less any Minority Pre-Completion Leakage Amount in respect of such Leakage that is deducted in accordance with clause 3.1) as is equal to the proportion which the amount of Consideration payable to such Minority Seller at Completion bears to the total consideration payable by the Buyer for the sale of the Shares and Majority Shares at Completion and completion of the Majority SPA.
5.3    No Minority Seller shall be liable for any Leakage Claim unless written notice of the Leakage Claim, specifying in reasonable detail (as far as they are known to the Buyer) the specific matter in respect of which the Leakage Claim is made and, as far as is reasonably practicable, the Buyer’s calculation of the amount claimed, is served on the relevant Minority Seller on or before the date which is six months following the Completion Date, provided that a failure to provide such detail shall not of itself invalidate a written notice of such Leakage Claim.
5.4    If at any time prior to Completion, any Minority Seller becomes aware of any matter or circumstance that he is actually aware could give rise to a Leakage Claim, the Minority Seller undertakes to, and undertakes (to the extent he is able) to procure that the Company will, as soon as reasonably practicable notify the Buyer in writing, including reasonable details (in so far as they are known to the Minority Seller) of the Leakage concerned and, as far as is reasonably practicable, an estimate of the quantum of such Leakage. To the extent the Minority Seller is able, the Minority Seller shall provide the Buyer with such information, as may be reasonably requested by it, to determine whether such Leakage has occurred.
5.5    Any Leakage amounts due pursuant to clause 5.1 (save for any Minority Pre-Completion Leakage Amount that is deducted in accordance with clause 3.1) shall be paid within five Business Days of the valid Leakage Claim having been notified and the amount of such Leakage Claim being agreed between the parties.
5.6    For the purposes of clause 5.2(a), if any Seller or its Connected Persons receives or benefits from any Leakage (the “Relevant Leakage”), such Seller or the relevant Connected Person shall also be deemed to have received any Leakage falling within limb (m) of the definition of Leakage attributable to such Relevant Leakage (“Additional Leakage”).
5.7    Nothing in this clause 5 shall have the effect of limiting or excluding any liability arising as a result of fraud.
6.    SELLERS’ WARRANTIES
6.1    Each Minority Seller individually and severally warrants to the Buyer in terms of the Warranties as at the date of this Agreement and as at the Completion Date (by reference to facts and circumstances then existing), subject to the exclusions, limitations and qualifications set out in this clause 6, clause 16, clause 18 and Schedule 5. Each Warranty is given by each Minority Seller severally and only in relation to its own Shares, authority, power and capacity, and no claim may be made against any Minority Seller in respect of any breach of any Warranty by any other Seller.
6.2    Each Warranty shall be separate and independent.

7.    BUYER’S WARRANTIES AND UNDERTAKINGS
The Buyer warrants to each Minority Seller in terms of the Buyer’s Warranties as at the date of this Agreement.
8.    GUARANTOR’S WARRANTIES
The Guarantor warrants to each Minority Seller in terms of the Guarantor’s Warranties as at the date of this Agreement.
9.    BUYER GUARANTEE
9.1    In consideration of the Minority Sellers entering into this Agreement, the Guarantor irrevocably and unconditionally:
(a)    guarantees to each Minority Seller the due and punctual performance and discharge by the Buyer of all obligations and liabilities (including without limitation the obligation to pay the Consideration) under this Agreement (together, the "Guaranteed Obligations");
(b)    undertakes to each Minority Seller that, if the Buyer defaults for any reason in the performance of any Guaranteed Obligation, the Guarantor shall immediately on demand perform (or procure the performance of) and satisfy (or procure the satisfaction of) such Guaranteed Obligation in the manner set out in this Agreement as if it were the principal obligor, so that the same benefits shall be conferred on each Minority Seller as would have been conferred on such Minority Seller had such Guaranteed Obligation been duly performed and satisfied by the Buyer; and
(c)    agrees, as an independent and primary obligation, to indemnify and keep indemnified each Minority Seller against all direct losses (of whatever nature), costs, claims, demands, expenses and other liabilities which such Minority Seller incurs or suffers from time to time arising out of or in connection with:
(i)    any failure of the Buyer to perform or discharge any Guaranteed Obligation; or
(ii)    any Guaranteed Obligation being or becoming illegal, invalid or unenforceable on any grounds, including all reasonable and documented legal and other costs and expenses incurred as a consequence of or which would not have arisen but for any such failure or circumstance.
9.2    The guarantee and indemnity in this clause 9 shall be a continuing security until the performance and discharge in full of the Guaranteed Obligations and shall extend to all of the Guaranteed Obligations, regardless of any intermediate payment or discharge.
9.3    The Guarantor’s obligations to the Minority Sellers under this clause 9 shall not be affected by any act, omission, matter or circumstance which, but for this clause 9, would reduce, release or prejudice any such obligations (whether or not known to the Buyer or any Minority Seller).
9.4    Without prejudice to the generality of clause 9.3, the Guarantor expressly confirms that the Guarantor's obligations to the Minority Sellers under this clause 9 shall not be reduced, discharged, impaired or adversely affected by reason of:
(a)    any time, indulgence, waiver or concession which the Minority Sellers may grant to the Buyer or any other person;

(b)    the insolvency, liquidation or winding up of the Buyer or the Guarantor or any compromise or arrangement with creditors affecting the Buyer or the Guarantor;
(c)    any termination, amendment, variation, release, novation, supplement, restatement or replacement (however fundamental) of or to this Agreement, or any of its terms or of any Guaranteed Obligation; or
(d)    any claim or enforcement of payment from the Buyer or any other person.
9.5    The Guarantor waives any right it may have of first requiring the Minority Sellers (or any person acting on behalf of any of them) to proceed against, enforce or make a demand in respect of any other rights or security or claim payment from any other person before claiming from the Guarantor under this clause 9.
9.6    Until all sums owing to the Minority Sellers by the Buyer under the Transaction Documents have been paid in full, the Guarantor shall not, and shall procure that no other member of the Buyer's Group shall, take, exercise or receive the benefit of any security or other right or benefit (whether by set-off, counterclaim, subrogation, indemnity, proof in liquidation or otherwise and whether from contribution or otherwise) from or against the Buyer or any other person in respect of any liability of or payment by the Guarantor under or in connection with this clause 9.
9.7    The total amount recoverable by the Minority Sellers from the Guarantor under this clause 9 shall not exceed the aggregate amount of the Consideration together with a further sum for reasonable and documented legal and other costs and expenses pursuant to clause 9.1(c) as shall have accrued or shall accrue to the Minority Sellers at any time before or after the date of a demand.
10.    ANNOUNCEMENTS AND CONFIDENTIALITY
10.1    The Minority Sellers shall not, without the consent of the Buyer, issue any statement or make any announcement concerning the Transaction.
10.2    Subject to clauses 10.1 and 10.3:
(a)    each of the parties shall treat as strictly confidential and not disclose or use any information received, held or obtained as a result of entering into this Agreement or any of the Transaction Documents which relates to:
(i)    the provisions of this Agreement or the Transaction Documents and any agreement entered into pursuant to them; or
(ii)    the negotiations relating to this Agreement (and any such other agreement);
(b)    from the date of this Agreement to the date falling five years following the date hereof, each of the Minority Sellers shall treat as confidential and not disclose or use:
(i)    any Confidential Information; or
(ii)    any other non-public information relating to the business, financial or other affairs (including future plans and targets) of the Buyer’s Group.
(c)    from the date of this Agreement to the date falling five years following the date hereof, the Buyer shall, and shall procure that each member of the Buyer’s Group shall, treat as confidential and not disclose or use any non-public information relating to the business, financial or other affairs of a Minority Seller.
10.3    Notwithstanding any other provision in this Agreement:

(a)    any party may disclose the confidential information set out in clause 10.2 or make an announcement if and strictly to the extent:
(i)    required by applicable Law, by any competent judicial, governmental, regulatory or self-regulatory body, or by the rules of any recognised stock exchange to which the relevant party or its Affiliate is subject or submits;
(ii)    the disclosure is made pursuant to the rules and regulations of the US Securities and Exchange Commission;
(iii)    the disclosure is made to a Taxation Authority in connection with the Tax affairs of the disclosing party;
(iv)    required by any prospective provider of warranty and indemnity insurance to the Buyer in relation to the Transaction (including any broker engaged by the Buyer to assist with this process) to provide their services (and subject always to similar duties of confidentiality);
(v)    required by any provider of finance to the Buyer or any of its Affiliates provided such provider is subject to similar duties of confidentiality;
(vi)    that information is in or has come into the public domain (other than by breach of this Agreement or the Confidentiality Agreement);
(vii)    the other party has given prior written consent to the disclosure; or
(viii)    the disclosure is made to any professional adviser, banker or auditor of the Minority Seller (and subject always to similar duties of confidentiality).
(b)    any Minority Seller may disclose or use any confidential information in order to assist him in carrying out his duties as an employee or director of, or providing his services to, the Company or any member of the Buyer’s Group; and
(c)    the Buyer may disclose any information set out in clauses 10.2(a) and 10.2(c) on a confidential basis to its Affiliates and its and its Affiliates’ professional advisers, auditors, bankers, directors, officers, employees, consultants, subcontractors, or agents.
11.    WITHHOLDING TAX AND GROSSING-UP
11.1    Save as otherwise set out in this Agreement, all payments to be made under this Agreement shall be made in full without any set-off or counterclaim and free from any deduction or withholding, save as may be required by Law.
11.2    If a deduction or withholding is required by Law to be made from any payment (other than a payment of interest) by a party under or pursuant to this Agreement or any other Transaction Document, then such party shall pay such additional amount as will ensure that the net amount which the payee receives and retains equals the full amount which it would have received and retained had the deduction or withholding not been required.
11.3    If any Taxation Authority brings any sum paid by a party under or pursuant to this Agreement (other than the Consideration and any payment of interest) into a charge to Tax, then such party shall pay such additional amount as will ensure that the total amount paid, less the Tax chargeable on such amount, is equal to the amount that would otherwise be payable under this Agreement.
11.4    Clauses 11.2 and 11.3 above shall not apply to the extent that the deduction, withholding or Tax would not have arisen but for:

(a)    the Buyer not being tax resident in the UK, or having some connection with a territory outside the UK; or
(b)    any assignment by the Buyer of any of its rights under this Agreement.
11.5    To the extent that any additional amount paid under or pursuant to clause 11.2 and 11.3 results in the Buyer or a Minority Seller obtaining a Relief, with reasonable endeavours having been made to obtain such Relief, the Buyer or the Minority Seller (as applicable) shall pay to the other party, within 10 Business Days of obtaining the Relief, an amount equal to the lesser of:
(a)    the value of the Relief obtained; and
(b)    the additional sum paid under or pursuant to clause 11.2 and 11.3, and in addition, the Buyer or the Minority Seller (as applicable) shall provide, at its own expense, reasonable evidence of the amount of the Relief.
12.    ASSIGNMENT
12.1    Subject to clause 12.2, no party shall be entitled to assign, transfer, charge, sub-contract, delegate, create any trust or otherwise deal with the benefit or burden of any provision of this Agreement without the prior written consent of (i) in the case of an assignment by the Buyer, the Minority Sellers, and (ii) in the case of an assignment by the Minority Sellers, the Institutional Sellers (as defined under the Majority SPA) and the Buyer.
12.2    This Agreement and the benefits arising under it may be assigned in whole or in part by:
(a)    the Buyer to any member of the Buyer’s Group to whom the Buyer transfers any of the Shares (provided that if such assignee ceases to be a member of the Buyer’s Group, the Buyer shall procure that this Agreement and the benefits arising under it are assigned back to the Buyer or another member of the Buyer’s Group immediately prior to such cessation); and
(b)    the Buyer to a financial institution as security for any financing or refinancing or other banking facilities in respect of or in connection with the Transaction, in each case, provided that the liability of any party to such assignee shall be no greater, nor more likely, than it would have been had such assignment not taken place, and all the rights, benefits and protections afforded to a party shall continue to apply to the benefit of that party as against the assignee as they would have applied as against the assignor.
12.3    Any purported assignment, transfer, charging, sub-contracting, delegation, declaration of trust or dealing in contravention of this clause 12 is ineffective.
13.    COSTS AND EXPENSES
13.1    Except as otherwise provided for in this Agreement (including in respect of payments of any Permitted Leakage), each of the parties shall pay its own costs and expenses in relation to the negotiation, preparation, execution, performance and implementation of this Agreement and each other Transaction Document, save that this clause shall not prejudice the right of any party to seek to recover its costs in any litigation or dispute resolution procedure which may arise out of this Agreement or another Transaction Document.
13.2    The Buyer shall bear the cost of stamp duty, transfer taxes or other similar Taxes payable as a result of the transactions contemplated by this Agreement and shall be responsible for arranging the payment of any such Tax as soon as is reasonably practicable.

14.    VARIATIONS AND WAIVERS
14.1    No variation of this Agreement shall be effective unless made in writing signed by or on behalf of all the parties and expressed to be such a variation.
14.2    A waiver of any right, power, privilege or remedy provided by this Agreement must be in writing and may be given subject to any conditions thought fit by the grantor. For the avoidance of doubt, any omission to exercise, or delay in exercising, any right, power, privilege or remedy provided by this Agreement shall not constitute a waiver of that or any other right, power, privilege or remedy.
14.3    A waiver of any right, power, privilege or remedy provided by this Agreement shall not constitute a waiver of any other breach or default by the other party and shall not constitute a continuing waiver of the right, power, privilege or remedy waived or a waiver of any other right, power, privilege or remedy.
14.4    Any single or partial exercise of any right, power, privilege or remedy arising under this Agreement shall not preclude or impair any other or further exercise of that or any other right, power, privilege or remedy.
15.    SEVERANCE
15.1    If any provision of this Agreement is held to be invalid or unenforceable by any judicial or other competent authority, all other provisions of this Agreement will remain in full force and effect and will not in any way be impaired.
15.2    If any provision of this Agreement is held to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted or amended, the provision in question will apply with the minimum modifications necessary to make it valid and enforceable.
16.    REMEDIES
16.1    The Buyer acknowledges and irrevocably agrees with each Minority Seller that it will not be entitled to rescind this Agreement for any reason.
16.2    Nothing in this Agreement shall limit or exclude the liability of any party to the extent such liability arises or is increased as a result of fraud on the part of that party.
17.    SEVERAL LIABILITY
Except where this Agreement provides otherwise, obligations, covenants, warranties, representations and undertakings expressed to be assumed or given by two or more persons shall in each case be construed as if expressed to be given severally, and not jointly and severally.
18.    ENTIRE AGREEMENT
18.1    This Agreement and the other Transaction Documents constitute the entire agreement between the parties relating to the Transaction and they supersede and extinguish any prior discussions, correspondence, drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, in each case whether or not in writing, between the parties in relation to the subject matter of the Transaction.
18.2    Each of the parties acknowledges and agrees that:
(a)    it has not entered into this Agreement in reliance on any statement, representation, warranty, assurance or undertaking of any person (whether a party to this Agreement or not) other than as expressly incorporated and provided in this Agreement and the other Transaction Documents and waives all rights and remedies which, but for this clause 18.2, might otherwise be available to it in respect of any such statement, representation, warranty, assurance or undertaking;
(b)    except as expressly provided in this Agreement and the other Transaction Documents, it has entered into this Agreement solely in reliance on its own commercial assessment, investigation and advice from its own professional advisers; and
(c)    the other parties have entered into this Agreement in reliance on the acknowledgement given in this clause 18.2.
19.    FURTHER ASSURANCE
19.1    On request by any party, each party shall, and shall use reasonable endeavours to procure that any necessary third party shall, as soon as reasonably practicable at the requesting party’s cost, do and execute and perform all such further deeds, documents, assurances, acts and things as may reasonably be necessary or desirable to carry this Agreement into effect and give the requesting party the full benefit of it.
19.2    Each party undertakes to provide immediately all information requested in writing by any other party reasonably required to enable such party to comply with its obligations under the Proceeds of Crime Act 2002, the Money Laundering Regulations 2007 and/or the Terrorism Act 2000 (or any other similar legislation) whether such obligations apply prior to Completion or thereafter.
20.    THIRD PARTY RIGHTS
20.1    Any Group Company (in respect of clause 9.7), any member of the Buyer’s Group (in respect of clause 9.7), in each case to the extent such clauses benefit those third parties, may enforce the terms of such clauses pursuant to the Contracts (Rights of Third Parties) Act 1999.
20.2    Except as provided in clause 20.1, this Agreement does not confer any rights on any person (other than the parties to this Agreement, their successors and permitted assigns) pursuant to the Contracts (Rights of Third Parties) Act 1999.
20.3    Notwithstanding clause 20.1, the parties may vary this Agreement in accordance with its terms without the consent of or notice to any person on whom such rights are conferred.
21.    NOTICES
21.1    Any notice, request, demand or other communication under or in connection with this Agreement (a “Notice”) shall be in writing and in English and may be given by:
(a)    hand (including by way of pre-paid delivery by commercial courier);
(b)    e-mail;
(c)    pre-paid first class recorded mail if posted to an address in the same country as the country of posting; or
(d)    pre-paid airmail if posted to an address in a country different to the country of posting, in each case to the address given below or any other address notified in accordance with clause 21.4.

Minority Sellers:
For the attention of:	the relevant Minority Seller
Address:	address of the relevant Minority Seller set out in the table in Schedule 1
E-mail:	e-mail address of the relevant Minority Seller set out in the table in Schedule 1
With a copy (such copy not constituting Notice) to:	the Sellers’ Solicitors, for the attention of Michael Miranda, or by email to MMiranda@goodwinlaw.com

Buyer:
For the attention of:	Brian Berube and Alex Tablin-Wolf
Address:	Axalta Coating Systems, 50 Applied Card Way, Suite 300, Glen Mills, PA 19342
E-mail:	Brian.Berube@axalta.com and alex.tablin-wolf@axalta.com
With a copy (such copy not constituting Notice) to:	Buyer’s Solicitors, for the attention of Spencer Klein and Stuart Alford or by email to SpencerKlein@mofo.com and Salford@mofo.com
Guarantor:
For the attention of:	Brian Berube and Alex Tablin-Wolf
Address:	Axalta Coating Systems, 50 Applied Card Way, Suite 300, Glen Mills, PA 19342
E-mail:	Brian.Berube@axalta.com and alex.tablin-wolf@axalta.com
With a copy (such copy not constituting Notice) to:	Buyer’s Solicitors, for the attention of Spencer Klein and Stuart Alford or by email to SpencerKlein@mofo.com and Salford@mofo.com
21.2    A Notice shall be deemed to have been served:
(a)    if delivered by hand, at the time of delivery;
(b)    if sent by e-mail, at the time of transmission by the sender;
(c)    if sent by pre-paid first class recorded mail, on the second Business Day after (and excluding) the day of posting; or
(d)    if sent by pre-paid airmail, on the fifth Business Day after (and excluding) the day of posting,

provided that, if a Notice would otherwise be deemed to have been delivered outside normal business hours (being 9:30 a.m. to 5:30 p.m. on a Business Day), it shall be deemed to have been delivered at the next opening of such business hours.
21.3    In proving service of a Notice, it shall be sufficient to show that delivery by hand was made or that the envelope containing the Notice was properly addressed and posted as a first class prepaid letter or that the e-mail was successfully transmitted to the correct e-mail address, whether or not opened or read by the recipient.
21.4    A party may notify the other parties to this Agreement of a change to its name, relevant addressee, address or e-mail address for the purposes of clause 21.1, provided that such notification shall only be effective on:
(a)    the date specified in the notification as the date on which the change is to take place; or
(b)    if no date is specified or the date specified is less than five clear Business Days after the date on which notice is deemed to have been served, the date falling five clear Business Days after notice of any such change is deemed to have been given.
21.5    This clause 21 shall not apply in relation to the service of any proceedings or other documents relating to or in connection with any legal action.
22.    INCONSISTENCY
If there is any inconsistency between the provisions of this Agreement and those of any other Transaction Document, the provisions of this Agreement shall prevail.
23.    COUNTERPARTS
23.1    This Agreement may be executed in any number of counterparts, but shall not be effective until each party has signed at least one counterpart. Each counterpart constitutes an original, and all the counterparts together constitute one and the same agreement.
23.2    Transmission of an executed counterpart of this Agreement by email (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this Agreement.
24.    GOVERNING LANGUAGE
If this Agreement or any Notice given by one party to another is translated into any language other than English, the English text shall prevail in any event.
25.    GOVERNING LAW AND JURISDICTION
25.1    This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.
25.2    Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Agreement or its subject matter or formation.
IN WITNESS whereof this Agreement has been executed and delivered as a deed on the date stated at the beginning of this Agreement.

Schedule 1

The Minority Sellers

Schedule 2

The Shares

Schedule 3

Completion Obligations
Part 1: Obligations of the Minority Sellers
1.    On Completion, against performance by the Buyer of the matters set out in Part 2 of this Schedule 3, the Minority Sellers shall deliver, or procure the delivery of, the following to the Buyer or the Buyer’s Solicitors:
Transaction Documents
1.1    the Deed of Termination duly signed by the parties thereto;
Title to Shares and Loan Notes
1.2    executed stock transfer forms, in the agreed form, in respect of the transfer of the Shares to the Buyer and the original share certificates (or indemnities in the agreed form in lieu of such share certificates);
1.3    executed voting powers of attorney, in the agreed form, to allow the Buyer to exercise all rights attaching to the Shares pending registration of the transfers of the Shares;
1.4    the certificates for his Loan Notes (including, for the avoidance of doubt, any PIK Notes) (or indemnities in the agreed form in lieu of such certificates); and
Authorities
1.5    a copy of the power of attorney under which any other document referred to in this Schedule 3 has been or is to be executed by a Minority Seller (if applicable).

Part 2: Obligations of the Buyer
1.    On Completion, against performance by the Minority Sellers of the matters set out in Part 1 of this Schedule 3, the Buyer shall:
Satisfaction of Consideration
1.1    procure the payment by electronic transfer of same day available funds of the Consideration to the Sellers’ Solicitors’ Account, receipt of which shall discharge the Buyer from its obligation to pay the Consideration to the Minority Sellers;
Payment of the Loan Note Redemption Amount
1.2    procure the payment by electronic transfer of same day available funds of the Loan Note Redemption Amount on behalf of U-POL Finco Limited to the Sellers’ Solicitors Account, receipt of which shall discharge the Buyer from its obligation to pay the Loan Note Redemption Amount to the Minority Sellers;
Documents to be delivered
1.3    deliver to the Sellers’ Solicitors:
(a)    a copy of the written resolutions of the Buyer authorising the execution and performance by the Buyer of each of the Transaction Documents to be executed by the Buyer; and
(b)    a copy of the extract of the board resolutions of the Guarantor authorising the execution and performance each of the Transaction Documents to be executed by the Guarantor.

Schedule 4

Warranties
Part 1: Warranties
1    CAPACITY AND AUTHORITY
Capacity and Authority of the Minority Sellers
1.1    Each Minority Seller has the requisite capacity and authority to enter into and perform this Agreement and each of the applicable Sellers’ Completion Documents to which it is or will be a party.
1.2    Each Minority Seller is not insolvent or bankrupt or unable to pay its debts within the meaning of section 123 (1) or (2) of the Insolvency Act 1986 (or equivalent Law of any jurisdiction in which the relevant Seller is resident).
Effect of Completion
1.3    This Agreement and the Sellers’ Completion Documents will, when executed by each Minority Seller, constitute legal, valid and binding obligations of such Seller enforceable in accordance with their respective terms.
1.4    No consent, approval, authorisation or order of any court or government or local agency or body or any other person is required by any Minority Seller for the execution or implementation of this Agreement and the Sellers’ Completion Documents and compliance with the terms of this Agreement and the Sellers’ Completion Documents does not and will not conflict with, result in the breach of or constitute a default under:
(a)    any agreement, instrument or obligation by which such Minority Seller may be bound; or
(b)    any law, lien, lease, order, judgement, award, injunction, decree, ordinance or regulation or any other restriction of any kind or character by which the Minority Seller is bound.
2    THE SHARES
2.1    Each Minority Seller is the sole legal and beneficial owner of the Shares set opposite its name in the table in Schedule 2.
2.2    There is no Encumbrance on, over or affecting the Shares set opposite each Minority Seller’s name in the table in Schedule 2, nor any agreement or commitment to create any such Encumbrance, and no claim has been made by any person to be entitled to the benefit of any such Encumbrance.

Part 2: Buyer’s Warranties

1.    ORGANISATION AND STANDING
1.1    The Buyer is a corporation that is validly incorporated, in existence and duly registered under the Laws of its jurisdiction of incorporation and has full power to conduct its business as conducted at the date of this Agreement.
1.2    The Buyer is not insolvent or bankrupt or unable to pay its debts within the meaning of section 123 (1) or (2) of the Insolvency Act 1986 (or equivalent Law of any jurisdiction in which the Buyer is incorporated or resident, as applicable).
2.    CAPACITY AND AUTHORITY
2.1    The Buyer has the requisite capacity and authority to enter into this Agreement, and each of the other Transaction Documents to which it is or will be a party.
2.2    The Buyer has obtained all corporate authorisations and all other consents, licenses and authorisations required to empower it to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which it is or will be a party.
3.    NO BREACH
3.1    This Agreement and each of the other Transaction Documents to which it is or will be a party constitutes legal, valid and binding obligations of the Buyer in accordance with its and their respective terms.
3.2    Except as provided in the Majority SPA, no consent, approval, authorisation or order of any court or government or local agency or body or any other person is required by the Buyer for the execution or implementation of this Agreement and each of the other Transaction Documents to which it is or will be a party and compliance with the terms of this Agreement and each of the other Transaction Documents to which it is or will be a party does not and will not conflict with, result in the breach of or constitute a default under:
(a)    any agreement or instrument to which the Buyer is a party; or
(b)    the constitutional documents or internal requirements of the Buyer; or
(c)    any law, lien, lease, order, judgment, award, injunction, decree, ordinance or regulation or any other restriction of any kind or character by which the Buyer is bound.

Part 3: Guarantor’s Warranties

4.    ORGANISATION AND STANDING
1.3    The Guarantor is a corporation that is validly incorporated, in existence and duly registered under the Laws of its jurisdiction of incorporation and has full power to conduct its business as conducted at the date of this Agreement.
1.4    The Guarantor is not insolvent or bankrupt or unable to pay its debts within the meaning of section 123 (1) or (2) of the Insolvency Act 1986 (or equivalent Law of any jurisdiction in which the Guarantor is incorporated or resident, as applicable).
5.    CAPACITY AND AUTHORITY
5.1    The Guarantor has the requisite capacity and authority to enter into this Agreement, and each of the other Transaction Documents to which it is or will be a party.
5.2    The Guarantor has obtained all corporate authorisations and all other consents, licenses and authorisations required to empower it to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which it is or will be a party.
6.    NO BREACH
6.1    This Agreement and each of the other Transaction Documents to which it is or will be a party constitutes legal, valid and binding obligations of the Guarantor in accordance with its and their respective terms.
6.2    Except as provided in the Majority SPA, no consent, approval, authorisation or order of any court or government or local agency or body or any other person is required by the Guarantor for the execution or implementation of this Agreement and each of the other Transaction Documents to which it is or will be a party and compliance with the terms of this Agreement and each of the other Transaction Documents to which it is or will be a party does not and will not conflict with, result in the breach of or constitute a default under:
(a)    any agreement or instrument to which the Guarantor is a party; or
(b)    the constitutional documents or internal requirements of the Guarantor; or
(c)    any law, lien, lease, order, judgment, award, injunction, decree, ordinance or regulation or any other restriction of any kind or character by which the Guarantor is bound.

Schedule 5

Limitations on Claims
1.    SCOPE
The parties agree that the provisions of this Schedule shall operate to limit the liability of the Minority Sellers in respect of any Claims.
2.    TIME LIMITS
2.1    The Minority Sellers shall not be liable for any Claim unless written notice of such Claim has been given to the relevant Minority Seller(s) by or on behalf of the Buyer as soon as reasonably practicable after the relevant fact, matter, event or circumstance has arisen and in any event on or before the date which is six years from the Completion Date.
2.2    Any Claim shall be deemed to be withdrawn (if it has not been previously satisfied, settled or withdrawn) (and no new Claim can be made in respect of the facts giving rise to such withdrawn Claim) unless legal proceedings in respect thereof have been commenced within nine months of the giving of written notice of the Claim, and for this purpose such legal proceedings shall not be deemed to have commenced unless they have been issued and validly served upon each of the relevant Minority Sellers against whom such Claim is made.
3.    MAXIMUM LIABILITY
The maximum aggregate liability of a Minority Seller in respect of (i) any and all Claims (excluding any Leakage Claims pursuant to clause 5), shall not exceed an amount equal to the Sale Proceeds received by such Minority Seller; and (ii) any Leakage Claim pursuant to clause 5, shall not exceed an amount equal to the Leakage actually received or benefitted from such Minority Seller and/or its Connected Persons in accordance with clause 5.2.
4.    CONTINGENT LIABILITIES
The Minority Sellers shall not be liable for any Claim which arises by reason of a liability which, at the time when written notice of the Claim is given to the Minority Sellers pursuant to paragraph 2 of this Schedule 5, is contingent only or is otherwise not capable of being quantified and the Minority Sellers shall not be liable to make any payment in respect of such Claim unless and until the liability becomes an actual liability or (as the case may be) becomes capable of being quantified and, in the case of a liability in respect of Taxation, it becomes due and payable, save that this paragraph 4 of this Schedule 5 shall not apply to any Leakage Claims pursuant to clause 5.
5.    NO DOUBLE RECOVERY
If the same fact, matter, event or circumstance gives rise to more than one Claim, the Buyer shall not be entitled to recover more than once from any Minority Seller in respect of the same loss or damage, regardless of whether more than one Claim arises in respect of the same loss or damage.
6.    MITIGATION
The Buyer shall (and shall procure that each member of the Buyer’s Group shall) take all reasonable action(s) to mitigate any loss suffered by it or the relevant member(s) of the Group, which is or might result in a Claim against any of the Minority Sellers.

Schedule 6

Permitted Leakage
1.    The payments of:
1.1    any amount specifically provided for in this Agreement and/or another Transaction Document, or the Accounts;
1.2    any payments undertaken at the written request, or with the written consent, of the Buyer (provided that the Buyer specifically agrees pursuant to such written request or written consent that such amount constitutes Permitted Leakage);
1.3    any Disclosed Transaction Costs incurred or paid or agreed to be paid or payable;
1.4    any expenses, salary, fees, emoluments, bonuses and benefits payable to the Minority Sellers and/or their respective Connected Persons in their role as employees, consultants or officers of any Group Company in the ordinary course of business and paid, payable, due or accrued under any service or other consultancy agreement Disclosed to the Buyer or by virtue of their employment, consultancy or directorship on terms Disclosed to the Buyer and in force at the date of this Agreement;
1.5    the redemption of Loan Notes in February 2021 in the amounts set out in the appendix of document 1.2.2.9 in the Data Room;
1.6    the redemption of Loan Notes in April 2021 in the amounts set out in the appendix of document 1.2.2.11 in the Data Room;
1.7    payment of the Loan Note Redemption Amount pursuant to this Agreement;
1.8    the issue of any PIK Notes, and the accrual of interest on the Loan Notes (including for the avoidance of doubt any PIK Notes), pursuant to the Loan Note Instrument; and
1.9    any Tax arising in respect of any of the payments listed in paragraphs 1.1 to 1.8 (inclusive) above including, for the avoidance of doubt, Pay as You Earn, Income Tax, Class 1 National Insurance Contributions and Class 1A National Insurance contributions on the settlement of Disclosed Transaction Costs on behalf of the Management Sellers.

SIGNATURES

EXECUTED as a DEED by ANDREW AYRES	) ) ) ……/s/ Michael Coombes……... Attorney
In the presence of:
Signature of witness	……………………………………...
Name of witness	……………………………………...
Address of witness	……………………………………...
……………………………………...
……………………………………...
Occupation of witness	……………………………………...

[Signature page to SPA]

EXECUTED as a DEED by NEIL HYETT	) ) ) ……/s/ Michael Coombes……... Attorney
In the presence of:
Signature of witness	……………………………………...
Name of witness	……………………………………...
Address of witness	……………………………………...
……………………………………...
……………………………………...
Occupation of witness	……………………………………...

[Signature page to SPA]

EXECUTED as a DEED by NICHOLAS LUCY	) ) ) ……/s/ Michael Coombes……... Attorney
In the presence of:
Signature of witness	……………………………………...
Name of witness	……………………………………...
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[Signature page to SPA]

EXECUTED as a DEED by PHILIP MAY	) ) ) ……/s/ Michael Coombes……... Attorney
In the presence of:
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[Signature page to SPA]

EXECUTED as a DEED by THOMAS METZ	) ) ) ……/s/ Michael Coombes……... Attorney
In the presence of:
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[Signature page to SPA]

EXECUTED as a DEED by JEAN-CHARLES JULIEN	) ) ) ……/s/ Michael Coombes……... Attorney
In the presence of:
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[Signature page to SPA]

EXECUTED as a DEED by WILLIAM ECCLES	) ) ) ……/s/ Michael Coombes……... Attorney
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[Signature page to SPA]

EXECUTED as a DEED by CHARLES MATTHEWS	) ) ) ……/s/ Michael Coombes……... Attorney
In the presence of:
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[Signature page to SPA]

EXECUTED as a DEED by CRAIG SUTHERLAND	) ) ) ……/s/ Michael Coombes……... Attorney
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[Signature page to SPA]

EXECUTED as a DEED by ANDREY RUNOVICH	) ) ) ……/s/ Michael Coombes……... Attorney
In the presence of:
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[Signature page to SPA]

EXECUTED as a DEED by TOM HEIGL	) ) ) ……/s/ Michael Coombes……... Attorney
In the presence of:
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[Signature page to SPA]

EXECUTED as a DEED by ANNA BURNS	) ) ) ……/s/ Michael Coombes……... Attorney
In the presence of:
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[Signature page to SPA]

EXECUTED as a DEED by PETER HUNT	) ) ) ……/s/ Michael Coombes……... Attorney
In the presence of:
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[Signature page to SPA]

EXECUTED as a DEED by JASON HOPKINS	) ) ) ……/s/ Michael Coombes……... Attorney
In the presence of:
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[Signature page to SPA]

EXECUTED as a DEED by MALCOLM MILLER	) ) ) ……/s/ Michael Coombes……... Attorney
In the presence of:
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[Signature page to SPA]

EXECUTED as a DEED by STEVE COOPER	) ) ) ……/s/ Michael Coombes……... Attorney
In the presence of:
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[Signature page to SPA]

EXECUTED as a DEED by WILLIAM SMALL	) ) ) ……/s/ Michael Coombes……... Attorney
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[Signature page to SPA]

EXECUTED as a DEED by AXALTA COATING SYSTEMS UK HOLDING LIMITED	) ) …/s/ James Ian Blenkinsopp…...
In the presence of:
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[Signature page to SPA]

EXECUTED as a DEED by AXALTA COATING SYSTEMS LTD.	) ) ……/s/ Jeremy Rohen………...
In the presence of:
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